Filed Pursuant to Rule 424(b)(2)
Registration File No. 333-227858

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 9, 2018)

DROPCAR, INC.

478,469 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 478,469 shares of our common stock, par value $0.0001 per share, to certain investors.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DCAR.” On March 25, 2019, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.17 per share.

As of March 21, 2019, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 was approximately $15 million, which was calculated based on 3,012,268 outstanding shares of our common stock held by non-affiliates and at a price of $4.98 per share, the closing sale price of our common stock reported on The Nasdaq Capital Market on March 14, 2019. As a result, we are eligible to offer and sell up to an aggregate of approximately $5.0 million of shares of our common stock pursuant to General Instruction I.B.6. of Form S-3. Following and including this offering, we will have sold securities with an aggregate market value of approximately $3,000,000 pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-7 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$4.18	$2,000,000.42

Delivery of the shares will take place on or about March 28, 2019, subject to the satisfaction of certain conditions.

The date of this prospectus supplement is March 26, 2019.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-227858) that we filed with the Securities and Exchange Commission on October 16, 2018 and declared effective on November 9, 2018.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

Unless the context indicates otherwise, as used in this prospectus, the terms “DropCar,” “the Company,” “we,” “us” and “our” refer to DropCar, Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our inability to obtain adequate financing, our inability to expand our business, existing or increased competition, stock volatility and illiquidity, and the failure to implement our business plans or strategies.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, as well as the risk factors incorporated by reference in this prospectus, discussed under “Item 1A-Risk Factors” contained in our Current Report on Form 8-K/A filed with the SEC on April 2, 2018, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus supplement includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties.  Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Business

We provide consumer and enterprise solutions to urban automobile-related logistical challenges. The DropCar business is a provider of automotive vehicle support, fleet logistics and concierge services for both consumers and businesses in automotive-related industries. In 2015, we launched our cloud-based Enterprise Vehicle Assistance and Logistics (“VAL”) platform and mobile application (“App”) to assist customer consumers and companies in reducing the costs, hassles and inefficiencies of owning or servicing vehicles in urban centers. Our VAL platform is a web-based interface facilitating our core service by coordinating the movements and schedules of our trained valets who pick up and drop off cars at dealerships, customer and other locations. The App tracks progress and provides real-time email and/or text notifications on status to customers, increasing the quality of communication and customer satisfaction. To date, we operate primarily in the greater New York City metropolitan area, New Jersey, Washington D.C., Baltimore, Los Angeles and San Francisco. Expanding city populations have created a growing dependence on cars for urban mobility; however, the supply of vehicle services (i.e., garages, service centers, etc.) has continued to decrease as rising costsand other factors have made access to such services increasingly limited. To solve for these systemic urban mobility challenges, our technology captures and analyzes real-time data to dynamically optimize a rapidly growing network of professional valets across a suite of vehicle transport and high-touch support services.

We believe that consumers value the flexibility and comfort of having a personal vehicle but are restricted by dependence on the location of garages, service centers, parking solutions and maintenance. The continued population migration into cities and corresponding general increase in real estate prices are compounding this consumer burden. We seek to solve this problem by freeing consumers from the reliance on the location of automotive infrastructure generally necessary to own a vehicle in an urban area.

For our consumer customers, we provide a balance of increased consumer flexibility and lower cost by aggregating demand for parking and other automotive services and facilitating their fulfillment through our network of vendor partners in and around urban areas providing access and convenience to areas not currently being served. Beyond the immediate unit economic benefits of securing discounts from vendor partners based on their excess capacity, we believe there are significant opportunities for our platform to expand throughout the vehicle lifecycle and supply chain.

Our business customers, including, among others, original equipment manufacturers (“OEMs”), dealers and other service providers in automotive-related industries are increasingly challenged with consumers who have limited time to bring their vehicles for maintenance and service, making it difficult to retain valuable post-sale service contracts or scheduled consumer maintenance and service appointments with many urban customers. Additionally, many of the vehicle support centers for automotive providers (i.e., dealerships and bodywork and diagnostic shops) have moved out of urban areas, making it more challenging for these OEMs and dealers to provide convenient and efficient service for their consumer and business clientele. Similarly, shared mobility providers and other fleet managers, such as rental car companies, face a similar urban mobility challenge: transporting cars to and from service bays, rebalancing vehicle availability to meet demand and transporting vehicles from dealer lots to fleet locations.

In response to this growing urban, automotive mobility challenge, we work directly with our business customers operating in automotive related industries to provide them with the option to have our valets transport vehicles to and from their businesses or their customer locations. Our business customers can leverage our service to drive new revenue from new and existing customers, including customers from within our consumer subscription base.

We offer our business services at a fraction of the cost of many alternatives, including other third party services and expensive in-house resources, because our pricing model reduces and/or eliminates downtime expense while also giving clients access to a network of trained valets on demand that can be scaled up or down based on the business customer’s real-time needs. We support this model by maximizing the utilization of our employee-valet workforce across a curated pipeline available to both our consumer and business customer network.

While our current business-to-business (“B2B”) and business-to-consumer (“B2C”) services generate revenue and help meet the unmet demand for vehicle support services, we are also building out a platform and customer base that positions us well for future application in automotive-related industries where vehicle ownership and utilization may become increasingly car-shared or subscription-based with transportation services and concierge service options customized to match a customers’ immediate needs. For example, certain car manufacturers are testing new services in which customers pay the manufacturer a flat fee per month to have access to a number of different vehicle models for a specified length of time. We believe that our unique blend of B2B and B2C services make us well suited to introduce and provide the services necessary to add value in this next generation of automotive subscription services.

Recent Developments

Intention to Explore Strategic Opportunities

On March 8, 2019, we announced that we had initiated a process to evaluate strategic opportunities to maximize shareholder value. While management continues to focus on our business activities and operations, this process will consider a range of potential strategic opportunities including, but not limited to, business combinations.

Sale of Suisun City Operations

On December 24, 2018, we completed the previously announced sale of WPCS International – Suisun City, Inc., a California corporation (the “Suisun City Operations”), our wholly-owned subsidiary, pursuant to the terms of a stock purchase agreement, dated December 10, 2018 (the “Purchase Agreement”) by and between us and World Professional Cabling Systems, LLC, a California limited liability company (the “Purchaser”). Upon the closing of the sale, the Purchaser acquired all of the issued and outstanding shares of common stock, no par value per share, of Suisun City Operations, for an aggregate purchase price of $3,500,000.

Reverse Stock Split

On March 8, 2019, DropCar, Inc. filed a certificate of amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a one-for-six reverse stock split of our outstanding shares of common stock. Such amendment and ratio were previously approved by our stockholders and board of directors, respectively. As a result of the reverse stock split, every six shares of our outstanding pre-reverse split common stock were combined and reclassified into one share of common stock. Proportionate voting rights andother rights of common stock holders were not affected by the reverse stock split. Stockholders who would otherwise have held a fractional share of common stock received payment in cash in lieu of any such resulting fractional shares of common stock, as the post-reverse split amounts of common stock were rounded down to the nearest full share. Unless otherwise noted, all share and per share data do not reflect to the 1-for-6 reverse stock split of our common stock.

Company Information

We were incorporated in the State of Delaware on December 18, 1997 under the name “Internet International Communications Ltd.” Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed on December 23, 2004, our name was changed to “WPCS International Incorporated.” On January 30, 2018, we completed a business combination with DropCar, Inc., a then privately held Delaware corporation (“Private DropCar”), in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into Private DropCar, with Private DropCar surviving as our wholly owned subsidiary (the “Merger”). On January 30, 2018, immediately after completion of the Merger, we changed our name to “DropCar, Inc.” The Merger was treated as a reverse merger under the acquisition method of accounting in accordance with U.S. GAAP.

Our principal corporate office is located at 1412 Broadway, Suite 2105, New York, New York 10018, telephone (646) 342-1595. Our internet address is www.dropcar.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on our web site does not form a part of this prospectus.

THE OFFERING

Shares of Common stock offered by us	478,469 shares
Common stock outstanding before this offering	3,440,258 shares (as more fully described in the notes following this table)

Common stock to be outstanding after this offering	3,918,727 shares (as more fully described in the notes following this table)

Manner of offering	Registered direct offering. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Nasdaq Capital Market symbol	DCAR

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

The number of shares of our common stock shown above to be outstanding immediately after this offering is based on 3,440,258 shares outstanding as of March 26, 2019, and excludes, as of such date:

● 338,061 shares of our common stock underlying our Series H Preferred Stock, Series H-3 Preferred Stock, and Series H-4 Preferred Stock;

● 381,413 shares of our common stock subject to outstanding options having a weighted average exercise price of $14.40 per share, and 244,643 shares of common stock subject to outstanding unvested restricted stock awards with a weighted average grant date fair value of $13.26;

● 80,573 shares of our common stock reserved for future issuance pursuant to our existing stock incentive plans; and

● 585,307 shares of our common stock issuable upon exercise of warrants outstanding as of March 26, 2019, having a weighted average exercise price of $8.88 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” as disclosed in our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 2, 2018, which includes financial statements for the fiscal year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

RISKS RELATED TO THIS OFFERING AND OUR SECURITIES

The price of our common stock may be volatile and fluctuate substantially, and you may not be able to resell your shares at or above the price you paid for them.

The trading price of our common stock is highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, such as reports by industry analysts, investor perceptions or negative announcements by other companies involving similar technologies. The stock market in general and the market for smaller companies, like DropCar in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, our stockholders may not be able to sell their common stock at or above the price they paid for it. The following factors, in addition to other factors described in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission, may have a significant impact on the market price of our common stock:

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issuances of new equity securities pursuant to a future offering, including issuances of preferred stock;

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the success of competitive products, services or technologies;

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regulatory or legal developments in the United States and other countries;

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adverse actions taken by regulatory agencies with respect to the services we provide;

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developments or disputes concerning patent applications, issued patents or other proprietary rights;

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the recruitment or departure of key personnel;

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actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

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variations in our financial results or those of companies that are perceived to be similar to us;

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variations in the costs of the services we provide;

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market conditions in the market segments in which we operate;

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variations in quarterly and annual operating results;

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announcements of new products and/or services by us or our competitors;

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the gain or loss of significant customers;

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changes in analysts’ earnings estimates;

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short selling of shares of our common stock;

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litigation;

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changing the exchange or quotation system on which shares of our common stock are listed;

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trading volume of our common stock;

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sales of our common stock by us, our executive officers and directors or our stockholders in the future;

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changes in accounting principles; and

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general economic and market conditions and overall fluctuations in the U.S. equity markets.

In addition, broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance, and factors beyond our control may cause our stock price to decline rapidly and unexpectedly.

We may be unable to maintain compliance with The Nasdaq Marketplace Rules which could cause our common stock to be delisted from The Nasdaq Capital Market. This could result in the lack of a market for our common stock, cause a decrease in the value of an investment in us, and adversely affect our business, financial condition and results of operations.

On September 25, 2018, we received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that for the preceding 30 consecutive business days, our common stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2). In order to regain compliance, on March 8, 2019, we filed a certificate of amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a one-for-six reverse stock split of our outstanding shares of common stock. On March 26, 2019, we received a notification letter from The Nasdaq Stock Market informing us that we had regained compliance with Listing Rule 5550(a)(2).

While we have exercised diligent efforts to maintain the listing of our common stock on Nasdaq, there can be no assurance that we will be able to continue to meet the continuing listing requirements of The Nasdaq Capital Market. If our common stock is delisted from Nasdaq, our ability to raise capital in the future may be limited. Delisting could also result in less liquidity for our stockholders and a lower stock price. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we expect to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of March 26, 2019, we had 3,440,258 shares of common stock outstanding, all of which shares were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. As of March 26, 2019, we had outstanding equity awards (option and restricted stock awards) and warrants to purchase 626,056 and 585,307 shares of common stock, respectively, and 338,061 shares of common stock issuable upon the conversion of outstanding preferred stock. To the extent these options and warrants are exercised and shares of preferred stock are converted, a significant number of shares will be available for sale into the public market.

Our stockholders may experience significant dilution as a result of future equity offerings or issuances and exercise of outstanding options and warrants.

In order to raise additional capital or pursue strategic transactions, we may in the future offer, issue or sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Our stockholders may experience significant dilution as a result of future equity offerings or issuances. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders. As of March 26, 2019, we had a significant number of securities convertible into, or allowing the purchase of, our common stock, including 585,307 shares of common stock issuable upon exercise of the outstanding warrants, 626,056 shares of common stock underlying the outstanding options and outstanding restricted stock awards and 338,061 shares of common stock issuable upon the conversion of outstanding preferred stock.

We have broad discretion in the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds to continue or expand our research and development activities or to fund possible investments in, or acquisitions of, complementary businesses, technologies or products. It is possible that the net proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for us.

The adverse capital and credit market conditions could affect our liquidity.

Adverse capital and credit market conditions could affect our ability to meet liquidity needs, as well as our access to capital and cost of capital. The capital and credit markets have experienced extreme volatility and disruption in recent years. Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by continued disruptions in the capital and credit markets.

Our ability to use net operating losses to offset future taxable income are subject to certain limitations.

At December 31, 2017, we had approximately $7.9 million of operating loss carryforwards for federal and $7.9 million New York state tax purposes that may be applied against future taxable income. The net operating loss carryforwards will begin to expire in the year 2035 if not utilized prior to that date.To the extent available, we intend to use these net operating loss carryforwards to reduce the corporate income tax liability associated with our operations. The ability to utilize this net operating loss carryforwards may be limited under Section 382 of the Code, which apply if an ownership change occurs. To the extent our use of net operating loss carryforwards is significantly limited, our income could be subject to corporate income tax earlier than it would if we were able to use net operating loss carryforwards, which could have a negative effect on our financial results.

We have never paid cash dividends on our common stock in the past and do not anticipate paying cash dividends on our common stock in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future for holders of our common stock.

Anti-takeover provisions in our charter documents and Delaware law could prevent or delay a change in control.

Our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable by authorizing the issuance of “blank check” preferred stock. This preferred stock may be issued by our board of directors on such terms as it determines, without further stockholder approval. Therefore, our board of directors may issue such preferred stock on terms unfavorable to a potential bidder in the event that our board of directors opposes a merger or acquisition. Certain other provisions of our bylaws and of Delaware law may also discourage, delay or prevent a third party from acquiring or merging with us, even if such action were beneficial to some, or even a majority, of our stockholders.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. We may also use all or a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses, technologies or products, but we currently have no agreements or commitments with respect to any investment or acquisition. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities, if such proceeds are invested.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

PRICE RANGE OF OUR COMMON STOCK

Our common stock trades on The Nasdaq Capital Market under the symbol “DCAR.” On March 25, 2019, the last reported closing sale price of our common stock on The Nasdaq Capital Market was $4.17 per share.

Holders

As of March 21, 2019, there were approximately 32 stockholders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Trading Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “DCAR.”

PLAN OF DISTRIBUTION

We are selling 478,469 shares of our common stock offered under this prospectus supplement directly to certain institutional investors in a privately negotiated transaction in which no party is acting as an underwriter or placement agent. Subject to the terms of a securities purchase agreement dated as of March 26, 2019, the purchasers have agreed to purchase, and we have agreed to sell to the purchasers, an aggregate of 478,469 shares of our common stock at a purchase price of $4.18 per share of common stock. We determined the common stock price per share through negotiations with the purchasers. We expect to deliver the shares of common stock through the book entry facilities of The Depository Trust Company against payment of the aggregate purchase price for the shares of common stock purchased.

LEGAL MATTERS

Certain legal matters in connection with the shares of common stock underlying the shares of common stock offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., New York, New York.

EXPERTS

The balance sheets of DropCar, Inc. as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.dropcar.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed on May 21, 2018, August 14, 2018 and November 14, 2018, respectively (File Nos. 001-34643);

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our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January 17, 2018, January 30, 2018, February 5, 2018, March 9, 2018, March 21, 2018, April 2, 2018, April 20, 2018, May 21, 2018, July 13, 2018, August 1, 2018, August 16, 2018, September 4, 2018, September 10, 2018, September 25, 2018, November 15, 2018, December 14, 2018, December 27, 2018, February 8, 2019, February 21, 2019, March 8, 2019 and March 27, 2019 (File Nos. 001-34643);

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our definitive proxy statement filed on October 9, 2018, as revised on October 16, 2018 and as supplemented on October 24, 2018;

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the description of our common stock contained in our Registration Statement on Form 8-A filed on February 26, 2010 (File No. 001-34643) pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting DropCar, Inc., 1412 Broadway, Suite 2105, New York, NY 10018, Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (646) 342-1595.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Filed Pursuant to Rule 424(b)(2)
Registration File No. 333-227858

PROSPECTUS

DROPCAR, INC.

$50,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock or preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

In addition, the selling stockholders identified in this prospectus may offer and sell from time to time up to 1,560,696 shares of our common stock underlying Series J Warrants which were issued to the selling stockholders on September 5, 2018. We are registering these shares of our common stock pursuant to an offer letter that we entered into with certain of the selling stockholders. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from any sale of shares of our common stock by the selling stockholders.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “DCAR.” On October 11, 2018, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.52 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. In addition, the selling stockholders identified in this prospectus may offer and sell from time to time up to 1,560,696 shares of our common stock underlying Series J Warrants which were issued to the selling stockholders on September 5, 2018. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of securities under this prospectus, we or the selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor any selling stockholder has authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “DropCar,” “the Company,” “we,” “us,” “our” and similar terms refer to Dropcar, Inc.

i

 PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Operating Segments

We have two reportable operating segments: DropCar Operating and WPCS International Incorporated (“WPCS”).

DropCar Operating

We are a provider of automotive vehicle support, fleet logistics, and concierge services for both consumers and the automotive industry. Our cloud-based Enterprise Vehicle Assistance and Logistics (“VAL”) platform and mobile application (“app”) assists consumers and automotive-related companies reduce the costs, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Our VAL platform is a web-based interface to our core service that coordinates the movements and schedules of trained valets who pickup and drop off cars at dealerships and customer locations. The app tracks progress and provides email and text notifications on status to both dealers and customers, increasing the quality of communication and subsequent satisfaction with the service.

In July 2018, we launched our Mobility Cloud platform which provides automotive-related businesses with a 100% self-serve SaaS version of its VAL platform to manage our own operations and drivers, as well as customer relationship management (“CRM”) tools that enable their clients to schedule and track their vehicles for service pickup and delivery. Our Mobility Cloud also provides access to private APIs (application programming interface) which automotive-businesses can use to integrate our logistics and field support directly into their own applications and processes natively, to create more seamless client experiences.

We believe that consumers love the freedom and comfort of having a personal vehicle, but are held hostage by their dependence on the physical location of garages and service centers for parking and maintenance. The continued population shift into cities and resulting increase in real estate prices are only compounding this burden. We seek to solve this problem by freeing clients from the reliance on the physical location of garages and service centers.

We achieve this balance of increased consumer flexibility and lower consumer cost by aggregating demand for parking and other automotive services and redistributing their fulfillment to partners in the city and on city outskirt areas that have not traditionally had access to lucrative city business. Beyond the immediate unit economic benefits of securing bulk discounts from vendor partners, we believe there is significant opportunity to further vertically integrate such businesses along the supply chain into our platform.

To date, we operate primarily in the New York metropolitan area. In May 2018, we expanded operations with our B2B business in San Francisco and in June 2018 we expanded operations with our B2B business in Washington DC, both new market expansions are with a major original equipment manufacturer (“OEM”) customer.

On the enterprise side, OEMs, dealers, and other service providers in the automotive space are increasingly being challenged with consumers who have limited time to bring in their vehicles for maintenance and service, making it difficult to retain valuable post-sale service contracts or scheduled consumer maintenance and service appointments. Additionally, many of the vehicle support centers for automotive providers (i.e., dealerships, including body work and diagnostic shops) have moved out of urban areas thus making it more challenging for OEMs and dealers in urban areas to provide convenient and efficient service for their consumer and business clientele. Similarly, shared mobility providers and other fleet managers, such as rental car companies, face a similar urban mobility challenge: getting cars to and from service bays, rebalancing vehicle availability to meet demand and getting vehicles from dealer lots to fleet locations.

While our business-to-business (“B2B”) and business-to-consumer (“B2C”) services generate revenue and help meet the unmet demand for vehicle support services, we are also building-out a platform and customer base that positions us well for developments in the automotive space when vehicle ownership becomes more subscription based with transportation services and concierge options well-suited to match a customer’s immediate needs. For example, certain car manufacturers are testing new services in which customers pay the manufacturer a flat fee per month to drive a number of different models for any length of time.

WPCS

WPCS provides low voltage communication infrastructure services. The Company specializes in the installation and service of low voltage communications, voice and data networks, security systems, audio-visual solutions, and distributed antenna systems and provide experienced project management and deliver complex projects to key vertical markets that include healthcare, education, transportation, energy and utilities, oil and gas, manufacturing, commercial real estate, financial, and government.

Recent Developments

Reverse Merger and Exchange Ratio

On January 30, 2018, DC Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of WPCS, completed its merger with and into DropCar, Inc. (“Private DropCar”), with Private DropCar surviving as a wholly owned subsidiary of WPCS. This transaction is referred to as the “Reverse Merger.” The Reverse Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated September 6, 2017, by and among WPCS, Private DropCar and Merger Sub.

As a result of the Reverse Merger, each outstanding share of Private DropCar share capital (including shares of Private DropCar share capital to be issued upon the conversion of outstanding convertible debt) automatically converted into the right to receive approximately 0.3273 shares of WPCS’s common stock, par value $0.0001 per share (the “Exchange Ratio”). Following the closing of the Reverse Merger, holders of WPCS’s common stock immediately prior to the Reverse Merger owned approximately 22.9% on a fully diluted basis, and holders of Private DropCar common stock immediately prior to the Reverse Merger owned approximately 77.1% on a fully diluted basis, of WPCS’s common stock.

The Reverse Merger has been accounted for as a reverse acquisition under the acquisition method of accounting where Private DropCar is considered the accounting acquirer and WPCS is the acquired company for financial reporting purposes. Private DropCar was determined to be the accounting acquirer based on the terms of the Merger Agreement and other factors, such as relative voting rights and the composition of the combined company’s board of directors and senior management, which was deemed to have control. The pre-acquisition financial statements of Private DropCar became the historical financial statements of WPCS following the Reverse Merger. The historical financial statement, outstanding shares and all other historical share information have been adjusted by multiplying the respective share amount by the Exchange Ratio as if the Exchange Ratio had been in effect for all periods presented.

Immediately following the Reverse Merger, the combined company changed its name from WPCS International Incorporation to DropCar, Inc. The combined company following the Reverse Merger may be referred to herein as “the combined company,” “DropCar,” or the “Company.”

The Company’s shares of common stock listed on The Nasdaq Capital Market, previously trading through the close of business on January 30, 2018 under the ticker symbol “WPCS,” commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “DCAR” on January 31, 2018.

Consumer Services Product Offering Change

In July 2018, DropCar Operating began assessing demand for a Self-Park Spaces monthly parking plan whereby consumers could designate specific garages for their vehicles to be stored at a base monthly rate, with 24/7 access for picking up and returning their vehicle directly, and the option to pay a la carte on a per hour basis for a driver to perform functions such as picking up and returning the vehicle to the client’s front door. This model aligns more directly with how the Company has structured the enterprise B2B side of its business, where an interaction with a vehicle on behalf of its drivers typically generates net new revenue. DropCar Operating has decided that the Self-Park Spaces plan combined with its on-demand valet service will be the only plans that it will offer consumers from September 1, 2018 onwards. Subscriber plans prior to this date will continue to receive service on a prorated basis. Additionally, the Company is scaling back its 360 Services for the Consumer portion of the market. As a result of this shift, in August 2018, the Company has begun to significantly streamline its field teams, operations and back office support tied to its pre-September 1, 2018 consumer subscription plans.

Term Sheet for Sale of WPCS Business

On August 9, 2018 the Company entered into a term sheet with the management of WPCS International Suisun City, Inc. for the sale of select assets and liabilities of the Company’s WPCS business for $3.5 million. It is anticipated that the transaction will close in the 4th quarter of 2018, however, there can be no assurance that the sale will be consummated on the terms previously negotiated or at all. The contemplated sales price is exptected to be below the carrying value of the Company's goodwill and intangibles  In the event the transaction is consummated under its current terms, the Company would record a material impairment charge.

Issuance of Series J Warrants

On August 31, 2018, the Company offered (the “Repricing Offer Letter”) to the holders (the “Holders”) of the Company’s outstanding Series H-4 Warrants to purchase common stock of the Company issued on March 8, 2018 (the “Series H-4 Warrants”) the opportunity to exercise such Series H-4 Warrants for cash at a reduced exercise price of $0.60 per share (the “Reduced Exercise Price”) provided such Series H-4 Warrants were exercised for cash on or before 5:00 P.M. Eastern Daylight Time on September 4, 2018 (the “End Date”). In addition, the Company issued a “reload” warrant (the “Series J Warrants”) to each Holder who exercised their Series H-4 Warrants prior to the End Date, covering one share for each Series H-4 Warrant exercised during that period. The terms of the Series J Warrants are substantially identical to the terms of the Series H-4 Warrants except that (i) the exercise price is equal to $1.00, (ii) the Series J Warrants may be exercised at all times beginning on the 6-month anniversary of the issuance date on a cash basis and also on a cashless basis as described in Section 2(d) of the Series J Warrant, (iii) the Series J Warrants do not contain any provisions for anti-dilution adjustment and (iv) the Company has the right to require the Holders to exercise all or any portion of the Series J Warrants still unexercised for a cash exercise if the VWAP (as defined in the Series J Warrant) for the Company’s common stock equals or exceeds $1.50 for not less than ten consecutive trading days.

On September 4, 2018, the Company received executed Repricing Offer Letters from a majority of the Holders, which resulted in the issuance of Series J Warrants to purchase up to 1,560,696 shares of the Company’s common stock. The Company received gross proceeds of approximately $937,000 from the exercise of the Series H-4 Warrants pursuant to the terms of the Repricing Offer Letter.

Company Information

We were incorporated in the State of Delaware on December 18, 1997 under the name “Internet International Communications Ltd.” Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed on December 23, 2004, our name was changed to “WPCS International Incorporated.” On January 30, 2018, we completed a business combination with DropCar, Inc., a then privately held Delaware corporation (“Private DropCar”), in accordance with the terms of a merger agreement, pursuant to which a merger subsidiary merged with and into Private DropCar, with Private DropCar surviving as our wholly owned subsidiary (the “Merger”). On January 30, 2018, immediately after completion of the Merger, we changed our name to “DropCar, Inc.” The Merger was treated as a reverse merger under the acquisition method of accounting in accordance with U.S. GAAP.

Our principal corporate office is located at 1412 Broadway, Suite 2105, New York, New York 10018, telephone (646) 342-1595. Our internet address is www.dropcar.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on our web site does not form a part of this prospectus.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. In addition to the securities we may offer, the selling stockholders identified in this prospectus may offer and sell from time to time up to 1,560,696 shares of our common stock underlying Series J Warrants which were issued to the selling stockholders on September 5, 2018. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of securities under this prospectus, we or the selling stockholders will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity, if applicable;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion or sinking fund terms, if any;

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voting or other rights, if any; and

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conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We or the selling stockholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We, the selling stockholders, and our respective agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders offer securities through agents or underwriters, we or the selling stockholders, as applicable, will include in the applicable prospectus supplement:

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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us or the selling stockholders, as applicable.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

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our ability to obtain adequate financing to meet our future operational and capital needs;

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our ability to continue as a going concern without additional financing;

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the timing of and our ability to obtain marketing approval of our product candidates, and the ability of our product candidates to meet existing or future regulatory standards;

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our ability to comply with government laws and regulations;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our estimates regarding the potential market opportunity for our product candidates;

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the timing of or our ability to enter into partnerships to market and commercialize our product candidates;

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the rate and degree of market acceptance of any product candidate for which we receive marketing approval;

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our intellectual property position;

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our estimates regarding expenses, future revenues, capital requirements and needs for additional funding and our ability to obtain additional funding;

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the success of competing treatments; and

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our competitive position.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, as well as the risk factors incorporated by reference in this prospectus, discussed under “Item 1A-Risk Factors” contained in our Current Report on Form 8-K/A filed with the SEC on April 2, 2018, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties.  Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds in connection with sales by any selling stockholder.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

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a fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to the prevailing market prices; or

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negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

The selling stockholders may from time to time sell their shares of our common stock listed in the table under “Selling Stockholders.” The selling stockholders, including their transferees, may sell their shares directly to purchasers or through underwriter, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or the purchasers of the shares. In the case of sales by the selling stockholders, we will not receive any of the proceeds from the sale by them of their shares. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by the selling stockholders through underwriters, dealers and agents. We will name any underwriters, dealers or agents acting for the selling stockholders in a prospectus supplement and describe the principal terms of the agreement between the selling stockholders and any such underwriters, dealers or agents.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act, may be sold by the selling stockholders under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In offering their shares covered by this prospectus, the selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of those shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts or commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be obligated to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M under the Exchange Act.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), and amended and restated bylaws (“Bylaws”), are summaries and are qualified by reference to the Certificate of Incorporation and the Bylaws that are on file with the SEC.

We are authorized to issue up to 100,000,000 shares of common stock and up to 5,000,000 shares of preferred stock with the rights, preferences and privileges determined by our board of directors from time to time. Based on our capitalization as of October 9, 2018, we had issued and outstanding:

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8,884,411 shares of our common stock held by 39 stockholders of record;

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29,040 shares of our convertible preferred stock held by 16 stockholders of record; and

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8,739,460 shares of our common stock reserved for future issuance as follows: (i) 1,020,539 shares for issuance upon exercise of stock options granted under the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan, at a weighted average exercise price of $4.58 per share, all of which are issuable upon exercise of currently outstanding options, subject to vesting; (ii) 1,467,858 shares for issuance upon exercise of restricted stock units granted under the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan, all of which are issuable upon vesting of currently outstanding restricted stock units; (iii) 2,739,225 shares for issuance upon conversion of the outstanding shares of our convertible preferred stock; and (iv) 3,511,838 shares for issuance upon exercise of the outstanding warrants.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Series H Convertible Preferred Stock

On June 30, 2015, we entered into Amendment, Waiver and Exchange Agreements (the “Exchange Agreements”) with certain of our promissory note holders, who held $1,299,000 in principal amount of unsecured promissory notes of ours. Pursuant to the terms of the Exchange Agreements, the holders of such notes agreed to exchange all the existing indebtedness for, and we agreed to issue to the holders, an aggregate of 8,435 shares of Series H Convertible Preferred Stock, par value $0.0001 per share (“Series H Stock”). On June 30, 2015, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of the Series H Convertible Preferred Stock (the “Series H Certificate of Designation”). Under the terms of the Series H Certificate of Designation, each share of Series H Stock has a stated value of  $154 and is convertible into shares of our common stock, equal to the stated value divided by the conversion price of $1.54 per share (subject to adjustment in the event of stock splits or dividends). We are prohibited from effecting the conversion of the Series H Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 9.99%, in the aggregate, of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon such conversion.

As of October 9, 2018, there were 8 shares of Series H Stock issued and outstanding.

Series H-3 Convertible Preferred Stock

On March 30, 2017, we entered into a Securities Purchase Agreement (the “Series H-3 Securities Purchase Agreement”) with five investors (the “Series H-3 Investors”) pursuant to which we issued to the Series H-3 Investors an aggregate of 7,017 shares of Series H-3 Preferred Convertible Stock, par value $0.0001 per share (the “Series H-3 Stock”), and warrants to purchase 1,101,751 shares of common stock, with an exercise price of  $1.38 per share (the “Series H-3 Warrants”). The purchase price for each share of Series H-3 Stock was $138 and the purchase price for each Series H-3 Warrant was $0.1250, for aggregate gross proceeds of $1,100,000.

On March 30, 2017, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of the Series H-3 Stock (the “Series H-3 Certificate of Designation”). Under the terms of the Series H-3 Certificate of Designation, each share of the Series H-3 Stock has a stated value of  $138 and is convertible into shares of common stock, equal to the stated value divided by the conversion price of  $1.38 per share (subject to adjustment in the event of stock splits and dividends). We are prohibited from effecting the conversion of the Series H-3 Stock to the extent that, as a result of such conversion, the holder or any of its affiliates would beneficially own more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series H-3 Stock.

As of October 9, 2018, there were 2,189 shares of Series H-3 Stock issued and outstanding.

Series H-4 Convertible Preferred Stock

On March 8, 2018, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Investors”), pursuant to which we issued to the Investors an aggregate of 26,843 shares (the “Series H-4 Shares”) of our Series H-4 Convertible Preferred Stock, par value $0.0001 per share (the “Series H-4 Stock”), and warrants to purchase 2,684,300 shares of our common stock, with an exercise price of $2.60 per share, subject to adjustments (the “Series H-4 Warrants”). The purchase price per Series H-4 Share was $235.50, equal to (i) the closing price of our common stock on The Nasdaq Capital Market (“Nasdaq”) on March 7, 2018, plus $0.125 multiplied by (ii) 100. The aggregate purchase price for the Series H-4 Shares and Series H-4 Warrants was approximately $6.0 million. The Series H-4 Shares are convertible into 2,684,300 shares of our common stock.

On September 5, 2018, we received a request from Nasdaq to amend our Certificate of Designations, Preferences and Rights of the Series H-4 Convertible Preferred Stock, originally filed with the Secretary of State of the State of Delaware on March 8, 2018 (the “Certificate of Designations”) to provide that the Series H-4 Stock may not be converted into shares of our common stock until we obtain stockholder approval of the issuance of the common stock underlying the Series H-4 Stock pursuant to the applicable rules and regulations of Nasdaq. On September 10, 2018, we filed a Certificate of Amendment (the “COD Amendment”) to the Certificate of Designations to provide for stockholder approval as described above prior to the conversion of the Series H-4 Stock.

As of October 9, 2018, there were 26,843 shares of Series H-4 Stock issued and outstanding.

Options

As of October 9, 2018, we had outstanding options to purchase 1,020,539 shares of our common stock, at a weighted average exercise price of $4.58 per share.

Restricted Stock Units

As of October 9, 2018, we had outstanding restricted stock units to purchase 1,467,858 shares of our common stock.

Warrants

As of October 9, 2018, we had outstanding warrants to purchase an aggregate of 3,511,838 shares of our common stock with exercise prices ranging from $0.60 to $5.52, with an approximate weighted average exercise price of $1.48 per share. The classes of warrants are described below.

Merger Warrants

On April 19, 2018, we entered into separate Warrant Exchange Agreements (the “Exchange Agreements”) with the holders (the “Merger Warrant Holders”) of existing merger warrants (the “Merger Warrants”) to purchase shares of our common stock, pursuant to which the Merger Warrant Holders exchanged each Merger Warrant for 1/3rd of a share of Common Stock (collectively, the “New Shares”) and ½ of a warrant to purchase a share of our common stock (collectively, the “Series I Warrants”). In connection with the Exchange Agreements, we issued an aggregate of (i) 292,714 New Shares and (ii) Series I Warrants to purchase an aggregate of 439,070 shares of our common stock. The closing took place on May 16, 2018.

The Series I Warrants have an exercise price of $2.30 per share (reflecting 110% of the market value of our common stock on The Nasdaq Capital Market as of the close of trading on April 18, 2018, prior to the entry into the Warrant Exchange Agreements), and do not contain any price-based anti-dilution protections. In addition, the Series I Warrants are exercisable for three years from the date of issuance and contain a mandatory exercise feature if (i) the volume weighted average price of our common stock equals or exceeds $4.60 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the issuance date) for not less than ten (10) consecutive trading days (the “Mandatory Exercise Measuring Period”); (ii) the daily average number of shares of our common stock traded during the Mandatory Exercise Measuring Period equals or exceeds 150,000 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the issuance date); and (iii) no Equity Conditions Failure (as defined in the form of Series I Warrant) has occurred (unless the holder has waived such Equity Conditions Failure).

The Merger Warrants were originally issued pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 6, 2017, as subsequently amended, by and among us, DC Acquisition Corporation (“Merger Sub”) and DropCar Operating Company, Inc. (formerly known as DropCar, Inc.) (“Private DropCar”), pursuant to which Merger Sub merged with and into Private DropCar, with Private DropCar surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger was completed on January 30, 2018. The Merger Warrants, which are exercisable to purchase up to 878,146 shares of Common Stock, were issued in exchange for previously outstanding Private DropCar warrants and have terms identical to the terms of the Private DropCar warrants for which they were exchanged, except that the number of shares covered by the Merger Warrants and the exercise price per share were adjusted for an exchange ratio of 0.3273.

As of October 9,2018, there were 0 Merger Warrants issued and outstanding.

Series H-1 Warrants

During July 2015, we issued warrants to purchase 1,279,759 shares of our common stock, with exercise prices between $1.63 and $1.66 per share, subject to adjustments (the “Series H-1 Warrants”).  Subject to certain ownership limitations, the Series H-1 Warrants are immediately exercisable from the issuance date and will be exercisable for a period of five years from the issuance date.

As of October 9, 2018, there were 304,464 Series H-1 Warrants issued and outstanding.

Series H-3 Warrants

As described above under “Description of Capital Stock – Preferred Stock” in connection with the issuance of the Series H-3 Shares, on March 30, 2017, we issued warrants to purchase 1,101,751 shares of our common stock, with an exercise price of $1.38 per share, subject to adjustments (the “Series H-3 Warrants”).  Subject to certain ownership limitations, the Series H-3 Warrants are immediately exercisable from the issuance date and will be exercisable for a period of five years from the issuance date.

As of October 9, 2018, there were 84,004 Series H-3 Warrants issued and outstanding.

Series H-4 Warrants

As described above under “Description of Capital Stock - Preferred Stock,” in connection with the issuance of the Series H-4 Shares, on March 8, 2018, we issued warrants to purchase 2,684,300 shares of our common stock, with an exercise price of $2.60 per share, subject to adjustments (the “Series H-4 Warrants”). Subject to certain ownership limitations, the Series H-4 Warrants are immediately exercisable from the issuance date and will be exercisable for a period of five years from the issuance date.

On September 5, 2018, in connection with the Repricing Offer Letter described below, we received a request from Nasdaq to amend our Series H-4 Warrants to provide that the Series H-4 Warrants may not be exercised until we have obtained stockholder approval of the issuance of our common stock underlying the Series H-4 Warrants pursuant to the applicable rules and regulations of Nasdaq. On September 10, 2018, we entered into an amendment (the “Warrant Amendment”) with the holders of our Series H-4 Warrants to provide for stockholder approval as described above prior to the exercise of the Series H-4 Warrants.

As of October 9, 2018, there were 1,123,604 Series H-4 Warrants issued and outstanding.

Series J Warrants

On August 31, 2018, we offered (the “Repricing Offer Letter”) to the holders (the “H-4 Holders”) of our Series H-4 Warrants the opportunity to exercise such Series H-4 Warrants for cash at a reduced exercise price of $0.60 per share (the “Reduced Exercise Price”) provided such Series H-4 Warrants were exercised for cash on or before 5:00 P.M. Eastern Daylight Time on September 4, 2018 (the “End Date”). In addition, we issued a “reload” warrant (the “Series J Warrants”) to each H-4 Holder who exercised their Series H-4 Warrants prior to the End Date, covering one share for each Series H-4 Warrant exercised during that period. The terms of the Series J Warrants are substantially identical to the terms of the Series H-4 Warrants except that (i) the exercise price is equal to $1.00, (ii) the Series J Warrants may be exercised at all times beginning on the 6-month anniversary of the issuance date on a cash basis and also on a cashless basis as described in Section 2(d) of the Series J Warrant, (iii) the Series J Warrants do not contain any provisions for anti-dilution adjustment and (iv) we have the right to require the holders to exercise all or any portion of the Series J Warrants still unexercised for a cash exercise if the VWAP (as defined in the Series J Warrant) for our common stock equals or exceeds $1.50 for not less than ten consecutive trading days.

On September 4, 2018, we received executed Repricing Offer Letters from a majority of the Holders, which resulted in the issuance of Series J Warrants to purchase up to 1,560,696 shares of our common stock. We received gross proceeds of approximately $937,000 from the exercise of the Series H-4 Warrants pursuant to the terms of the Repricing Offer Letter.

As of October 9, 2018, there were 1,560,696 Series J Warrants issued and outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our IPO.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the Board of Directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the Board of Directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Section 145 of the Delaware General Corporation Law, permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the Company. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

Nasdaq Capital Market Listing

Our common stock has been publicly traded on The Nasdaq Capital Market under the symbol “DCAR.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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the title or designation;

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the aggregate principal amount and any limit on the amount that may be issued;

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the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

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whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

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the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place or places where payments will be payable;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness;

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a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants may be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

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the date of determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

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the exercise price;

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the aggregate number of rights issued;

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whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

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the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

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the method by which holders of rights will be entitled to exercise;

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the conditions to the completion of the offering, if any;

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the withdrawal, termination and cancellation rights, if any;

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whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

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whether stockholders are entitled to oversubscription rights, if any;

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any applicable U.S. federal income tax considerations; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants or rights for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

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prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

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upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our Certificate of Incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our Certificate of Incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time in whole or in part up to 1,560,696 shares of common stock issuable upon the exercise of the Series J Warrants.

The securities set forth in the table below are being registered to permit secondary public trading of our securities. Subject to the restrictions described in this prospectus, the selling stockholders may offer our securities covered under this prospectus for resale from time to time. In addition, subject to the restrictions described in this prospectus, the selling stockholders may sell, transfer or otherwise dispose of all or a portion of our securities being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act of 1933. See “Plan of Distribution.”

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The final column lists the percentage of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, as of September 15, 2018, assuming exercise of the warrants and conversion of the Preferred Stock held by each such selling stockholder on that date but taking account of any limitations on exercise set forth therein. The percentage of shares beneficially owned prior to the offering is based on 8,884,411 shares of our common stock outstanding as of September 15, 2018. The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling stockholder may offer under this prospectus and does not take into account any limitations on the exercise of warrants set forth therein.

Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering	% of Shares of Common Stock Beneficially Owned After Offering
Alpha Capital Anstalt	3,905,477	827,320	3,078,157	9.99%
Iroquois Capital Investment Group LLC (2)	981,481	185,230	796,251	8.96%
Iroquois Master Fund Ltd. (2)	1,493,153	185,230	1,307,923	9.99%
Brio Capital Master Fund Ltd. (3)	647,431	123,506	523,925	5.90%
Fame Associates (4)	297,694	43,224	254,470	2.86%
Isaac Fruchthandler (5)	14,800	4,305	10,495	*
The Hewlett Fund LP (6)	212,200	61,724	150,476	1.69%
Mada Equities LLC (7)	259,294	61,724	197,570	2.22%
Richard Molinsky (8)	73,050	19,100	53,050	*
SOS Investors Group LLC (9)	193,060	18,500	174,560	1.96%
Zeiger Tower LLC (10)	240,253	30,833	209,420	2.36%

* Less than 1%.

(1)
Includes Series J Warrants to acquire 827,320 shares of common stock. The selling stockholder shares voting and investment power with Konrad Ackermann.

(2)
Ownership by Iroquois Capital Investment Group LLC includes Series J Warrants to acquire 185,230 shares of common stock. Ownership by Iroquois Master Fund Ltd. includes Series J Warrants to acquire 185,230 shares of common stock. Richard Abbe is the natural person with voting and dispositive power over the shares held by Iroquois Capital Investment Group LLC and Iroquois Master Fund.

(3)
Includes Series J Warrants to acquire 123,506 shares of common stock. The selling stockholder shares voting and investment power with Shaye Hirsch, Director of Brio Capital Master Fund Ltd.

(4)
 Includes Series J Warrants to acquire 43,224 shares of common stock. The selling stockholder shares voting and investment power with Abraham Fruchthandler.

(5)
Includes Series J Warrants to acquire 4,305 shares of common stock.

(6)
Includes Series J Warrants to acquire 61,724 shares of common stock. The selling stockholder shares voting and investment power over all securities with Martin Chopp.

(7)
Includes Series J Warrants to acquire 61,724 shares of common stock. The selling stockholder shares voting and investment power over all securities with Mark Weinberger, Member of Mada Equities LLC.

(8)
Includes Series J Warrants to acquire 20,000 shares of common stock. The selling stockholder shares voting and investment power over 18,850 shares with Maria Molinsky.

(9)
Includes Series J Warrants to acquire 18,500 shares of common stock. The selling stockholder shares voting and investment power over all securities with Dovid Obstfeld.

(10)
Includes Series J Warrants to acquire 30,833 shares of common stock. The selling stockholder shares voting and investment power over all securities with Samuel Reinhold.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The balance sheets of DropCar, Inc. as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.dropcar.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 filed on May 21, 2018 and August 14, 2018, respectively (File Nos. 001-34643);

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our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January 17, 2018, January 30, 2018, February 5, 2018, March 9, 2018, March 21, 2018, April 2, 2018, April 20, 2018, May 21, 2018, July 13, 2018, August 1, 2018, August 16, 2018, September 4, 2018, September 10, 2018 and September 25, 2018 (File Nos. 001-34643);

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our definitive proxy statement filed on October 9, 2018, as revised on October 16, 2018 and as supplemented on October 24, 2018;

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the description of our common stock contained in our Registration Statement on Form 8-A filed on February 26, 2010 (File No. 001-34643) pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting DropCar, Inc., 1412 Broadway, Suite 2105, New York, NY 10018, Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (646) 342-1595.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.